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                                                                    Exhibit 10.9


                      FORM OF SEPARATE PRACTICE AGREEMENT
                      -----------------------------------


     THIS AGREEMENT (this "Agreement") is entered into as of [__________ __], 1999 (the "Effective Date"), by and among [Founder/CenterPoint Advisors, Inc.], a Maryland corporation and a wholly owned subsidiary of CenterPoint Advisors, Inc. (the "Company"), the certified public accountants (each a "CPA" and collectively, the "CPAs") whose names appear on attached Exhibit A (the "Members"), and [Founder L.L.C.], a _________ limited liability company (the "Firm").


                                    RECITALS

     A. Members desire to operate the Firm as a public accounting practice independent of Company.

     B. Company has clients who from time to time require Attest Services which Company is not able to provide to its clients (as used in this Agreement, "Attest Services" means the practice of public accountancy that pursuant to applicable laws, regulations or ethics rules may only be conducted by licensed certified public accountants).

     C. It is the parties' intention that the Firm will provide Attest Services and that such activities by Members will not be considered a violation of their contractual agreements with Company.


                             STATEMENT OF AGREEMENT

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Company, the Members, and the Firm agree as follows:

     1. Subject to the terms of this Agreement, Members may own and operate the Firm and provide and bill for Attest Services to the Company's clients through the Firm (the "Separate Practice") under the name " _________" until this Agreement is terminated according to its terms. The Firm shall not, and the Members shall not permit the Firm to, conduct any business activities of any type or kind whatsoever other than the provision of Attest Services.

     2. Members shall cause the Firm to operate as a separate legal entity and observe all legal requirements and customary practices necessary to assure that the Firm is a separate and distinct legal entity from any other person or entity.

     3. The Firm shall inform all of its clients that it is not a part of Company and that the Firm is responsible for the work of the Separate Practice. In addition, Members shall assure that the Firm has its own business identity, including, without limitation, letterhead and business cards. Upon
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soliciting or accepting any new client, the Firm shall use commercially reasonable efforts to learn from such client all relationships between it and Company and Company's affiliates, and the Firm shall promptly advise Company of the identity of any such new client and all such relationships. The Firm shall enter into separate engagement letters relating to the Attest Services to be provided with each client of the Company. The Firm shall not provide Attest Services to the Company or any of the Company's affiliates.

     4. The Firm shall obtain and maintain, at its sole cost and expense, accounting malpractice insurance in an amount at least equal to such insurance maintained by the Company as of the date of this Agreement. Insurance shall be maintained with an insurance company acceptable to Company. The Firm shall provide Company with evidence of such coverage at the time this Agreement is signed, which coverage shall include a provision requiring the insurance carrier to notify Company at least 30 days before such coverage lapses, is canceled or is not renewed. At the time of termination of this Agreement in accordance with its terms, if the insurance obtained by the Firm has not been on an "occurrence" basis, the Firm shall obtain "tail" coverage covering all claims made based upon occurrences during the term of this Agreement. In the event that the Firm fails to maintain any insurance required to be maintained by them pursuant to this
Section 4, the Company may, but shall not be obligated to, maintain such insurance on Firm's behalf and offset its expenses with respect thereto from any amounts owing by Company to the Firm, pursuant to this Agreement or otherwise. The provisions of this Section 4 shall survive any termination of this Agreement.

     5. Each Member shall be, and shall cause the Firm to be, properly registered as a certified public accountant and a certified public accounting firm, respectively, in good standing in each state in which it conducts its business. Members and the Firm shall comply with all applicable ethical, professional and legal requirements. The Firm shall make provisions for adequate quality review procedures in accordance with applicable professional and legal requirements in such state. The Firm shall immediately notify Company of any pending or threatened disciplinary proceeding by any State Society of CPAs, the American Institute of Certified Public Accountants or any other federal or state regulatory authority that could result in the loss of such registration, licensure, or membership.

     6. The Company and Members acknowledge and agree that other persons may from time to time acquire membership interests in the Firm. The Firm shall not issue or permit the transfer of any membership interests unless (i) the person acquiring such interests agrees in writing to be subject to and bound by all of the terms, conditions and restrictions of this Agreement by signing an Instrument of Accession in the form of attached Exhibit B and (ii) such person is a CPA or the person's equity is owned entirely by CPAs, in each case, licensed in at least one jurisdiction in which the Firm provides Attest Services.

          Members and the Firm may not assign this Agreement or any rights and/or obligations hereunder without the prior written consent of Company. Any such attempted assignment shall be void ab initio. Company shall have the right to assign its rights and delegate its obligations hereunder to any affiliate of Company or to any third party succeeding to all or substantially all of the assets of Company.

                                       2
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     7.   Unless terminated earlier pursuant to the terms hereof, this Agreement shall be effective as of the Effective Date and shall continue for a period of 40 years thereafter; provided, however, that this Agreement may be terminated:

     a. By Company or Firm, in the event that it is determined by any court, accounting or other regulatory body that the operation of the Separate Practice in accordance with the terms of this Agreement violates any law, rule or regulation (including, without limitation, any law, rule or regulation prohibiting the practice of accounting by non-professional corporations or partnerships); or

     b. Subject to any applicable cure period, by the non-breaching party, in the event of a breach of any of the terms of this Agreement or the Services Agreement dated the date hereof between the Company and the Firm.

     8. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, sent by nationally recognized overnight delivery service, mailed by registered or certified mail (return receipt requested) or sent via facsimile to the parties at the following addresses (or at such other address for a party as shall be specified by notice given in accordance with this Section):

          If to Company:      c/o CenterPoint Advisors, Inc.
                              225 West Washington Street
                              16th Floor
                              Chicago, Illinois 60606
                              Attn: Robert Basten

          with a copy to:     Katten Muchin & Zavis
                              525 West Monroe Street
                              Chicago, Illinois 60661-3693
                              Attn: Howard S. Lanznar, Esq.
                              Facsimile No.: (312) 902-1061

                                       3
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          If to Firm or       __________________________
          Members:            __________________________
                              __________________________
                              __________________________
                              __________________________
                              __________________________
                              Attn: ____________________
                              Facsimile: _______________

          with a copy to:     __________________________
                              __________________________
                              __________________________
                              __________________________
                              __________________________
                              Attn: ____________________
                              Facsimile: _______________

1 Peachtree Center
                              303 Peachtree Street
                              Suite 5300
                              Atlanta, GA 30308
                              Attn: Jeff Haidet
                              Facsimile: (404) 527-4198



     9. Company shall have the right from time to time upon reasonable notice to the Firm during normal business hours to audit, copy, review and examine the books, records and tax returns and reports of the Firm.

     10. This Agreement shall be governed in all respects, including validity, interpretation and effect, by the laws of the State of Illinois applicable to contracts executed and to be performed wholly within such state, without giving effect to its choice of law rules.

     11. Any dispute, controversy or claim arising out of, relating to, or connected with, this Agreement, its interpretation, the breach thereof or any other agreement entered into in connection with the transactions contemplated herein, including the arbitrability of such dispute, controversy or claim, shall be settled exclusively by final and binding arbitration venued in Chicago, Illinois in accordance with the Arbitration Rules for Professional Accounting and Related Services Disputes of the American Arbitration Association, and judgment upon the award entered by the arbitrator may be entered in any court having jurisdiction thereof; provided, however, that nothing herein shall be construed to prohibit Company from seeking in any court of competent jurisdiction any injunctive or other equitable relief to which it is entitled hereunder.

     12. This Agreement shall not be modified or amended except by a written document executed by Company and the holders of a majority of the voting power of the issued and outstanding Interests in the Firm.

     13. This Agreement (including the documents and instruments referred to herein) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof.

                                       4
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     14.  This Agreement may be executed via facsimile or otherwise in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

     15. This Agreement shall be binding upon and inure solely to the benefit of each party hereto and permitted successors and assigns, and except as expressly set forth herein, nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

                             *         *         *

                                       5
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     IN WITNESS WHEREOF, Company, the Members and the Firm have executed this
Agreement as of the Effective Date.

                              [FOUNDER/CENTERPOINT, INC.]


                              By:_________________________________

                              Name:_______________________________

                              Its:________________________________


                              [FOUNDER L.L.C.]


                              By:_________________________________

                              Name:_______________________________

                              Its:________________________________
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                         MEMBERS

                         ------------------


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                                   EXHIBIT A

                                List of Members
                                ---------------



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                                   EXHIBIT B

         Form of Instrument of Accession to Separate Practice Agreement
         --------------------------------------------------------------

     The undersigned, in connection with becoming the owner or holder of record of a [_______________ (_____%)] membership interest in [Founder L.L.C.], a Maryland limited liability company (the "Firm"), hereby agrees to become party to and bound by that certain Separate Practice Agreement, dated as of [__________________], 1999, by and among the Firm, [Founder/CenterPoint, Inc.] (the "Company") and the Members of the Firm. This instrument shall take effect and shall become an integral part of the Separate Practice Agreement immediately upon execution and delivery to the Firm and the Company of this instrument.

     IN WITNESS WHEREOF, this instrument has been duly executed by or on behalf of the undersigned.

Dated: _________________
                              [FOUNDER/CENTERPOINT, INC.]


                              By:_________________________________
                              Name:_______________________________
                              Its:________________________________

                              [FOUNDER L.L.C.]


                              By:_________________________________
                              Name:_______________________________
                              Its:________________________________



                              ____________________________________
                                    [NEW MEMBER]